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                                                                    EXHIBIT 23.3




                   [LETTERHEAD OF KPMG PEAT MARWICK LLP-FORT WORTH]





                            Independent Auditors' Consent


The Board of Directors
Central Bancorporation, Inc.:

We consent to incorporation by reference herein of our report dated February 1, 1996, with respect to the consolidated balance sheet of Central Bancorporation, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995, annual report on Form 10-K of Central Bancorporation, Inc. and the reference to our Firm under the heading "Experts" in the prospectus. Our report refers to a change in the method of accounting for impairment of loans in 1995, a change in the method of accounting for investment securities in 1994, and a change in the method of accounting for income taxes in 1993.




                                      /s/ KPMG PEAT MARWICK LLP


Forth Worth, Texas
December 2, 1996